Exhibit 10.1

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This AMENDMENT dated as of February 23, 2005 (this “Amendment”) to the Registration Rights Agreement (the “Agreement”), dated as of January 27, 2005, by and among eMerge Interactive, Inc. (the “Company”), Omicron Master Trust, Cranshire Capital, LP and Steelhead Investments Ltd. (the “Investors”) is entered into by and among the Company and each of the Investor.

RECITALS

WHEREAS, the Company and each Investor desire that the Agreement be amended as set forth herein.

NOW, THEREFORE, the parties hereby agree as follows:

1. Defined Terms. Any and all initially capitalized terms set forth without definition in this Amendment shall have the respective meanings ascribed thereto in the Agreement.

2. Amendment. The definitions of “Effectiveness Date” and “Filing Date” in Section 1 of the Agreement are hereby amended and restated to read as follows:

“Effectiveness Date” means (a) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the earlier of: (a)(i) the 120th day following the Closing Date and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that the initial Registration Statement will not be reviewed or is no longer subject to further review and comments, and (b) with respect to any additional Registration Statements that may be required pursuant to Section 2(b), the 90th day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section.

“Filing Date” means (a) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the 60th day following the Closing Date, and (b) with respect to any additional Registration Statements that may be required pursuant to Section 2(b), the 30th day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section.

3. Effectiveness. This Amendment shall become effective on the date hereof.

4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together, shall constitute but one and the same instrument.

5. Otherwise Not Affected. In the event of any conflict or inconsistency between the Agreement and the provisions of this Amendment, the provisions of this Amendment shall govern. Except to the extent set forth herein with respect to the Agreement, the Agreement shall remain unaltered and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their respective duly authorized officers as of the date first above written.

COMPANY:

eMerge Interactive, Inc.

By:	/s/ Robert E. Drury
Robert E. Drury
Executive Vice President and Chief Financial Officer

HOLDERS:

Omicron Master Trust
By: Omicron Capital L.P., as advisor
By: Omicron Capital Inc., its general partner

By:
By:
Title:

Steelhead Investments Ltd.
By: HBK Investments L.P., Investment Advisor

By:	/s/ Kevin O’Neil
Name:	Kevin O’Neil
Title:	Authorized Signatory

Cranshire Capital, LP

By:	/s/ Mitchell P. Kopin
Name:	Michell P. Kopin
Title:	President – Downsview Capital
The General Partner